[GRAPHIC OMITED]



                         SECURITIES AND EXCHANGE COMMISSION

                              WASHINGTON, DC 20549


                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                                NOVEMBER 4, 2005

                                 Date of Report
                        (Date of earliest event reported)

                       NEW BRUNSWICK SCIENTIFIC CO., INC.

               (Exact Name of Registrant as Specified in Charter)

       New Jersey                    0-6994                    22-1630072

(State or Other Jurisdiction of   (Commission File Number)    (IRS Employer
 Incorporationg)                                        Identification No.)


44 TALMADGE ROAD, EDISON, NJ                       08818-4005
(Address of Principal Executive Offices)          (ZIP Code)


          Registrant's telephone number, including area code:  (732) 287-1200

          (Former Name or Former Address, if Changed Since Last Report)

ITEM 2.02  RESULTS OF OPERATIONS AND FINANCIAL CONDITION

                       NEW BRUNSWICK SCIENTIFIC CO., INC.
           P.O. Box 4005 - 44 Talmadge Road - Edison, NJ 08818-4005 U.S.A.




INVESTOR CONTACTS:


Samuel Eichenbaum                      Matthew J. Dennis, CFA
Vice President, Finance and Treasurer  NBS Investor Relations
New Brunswick Scientific Co., Inc.     Clear Perspective Group, LLC
732.650.2500                           440.353.0552
same@nbsc.com                          mdennis@cpg-llc.com




                                                           FOR IMMEDIATE RELEASE
                                                           ---------------------


      NEW BRUNSWICK SCIENTIFIC CO., INC., REPORTS STRONG SALES AND EARNINGS
                  GROWTH FOR THIRD-QUARTER AND NINE-MONTHS 2005


EDISON, NEW JERSEY, NOVEMBER 4, 2005-New Brunswick Scientific Co., Inc. (NBS) (NASDAQ: NBSC), today announced improved net sales and higher net income for the third quarter and nine months ended October 1, 2005, versus the respective periods of 2004.

Net sales for third-quarter 2005 rose 6.2% to $16.1 million from $15.2 million for the comparable 2004 period. Third-quarter net income reached $833,000, or $0.09 per diluted share, from $229,000, or $0.03 per diluted share, for the same period one year ago.

For the first nine months of 2005, net sales advanced 6.1% to $47.4 million from the $44.7 million reported for nine-months 2004. Net income increased 32.2% to $1,244,000, or $0.14 per diluted share, from $941,000, or $0.11 per diluted share, for the 2004 nine-months. Net sales increased during both periods due to robust international sales increases of 11.8% for the quarter and 12.3% for the nine-months versus the same periods of 2004.

Gross margin expanded during the quarter due primarily to a favorable product mix in conjunction with the effect of increased absorption of manufacturing overhead occasioned by the higher sales volumes. Gross margin for the 2005 third quarter increased to 42.0% from 39.3% for the comparable prior-year period, and was flat for the nine-months at 40.1%

Selling, general and administrative expenses declined for the quarter to $4.3 million, or 26.5% of sales, from $4.5 million, or 29.9% of sales, during last year's third quarter. Last year's SG&A expense included approximately $346,000 of severance costs.

Supporting the Company's new-product development program, research, development and engineering expenses increased 29.7% for the quarter and 27.6% for the nine-months compared with last year's respective periods.

Co-founder and Chairman David Freedman said: "End-market demand for our fermentation equipment, ultra-low temperature freezers and CO2 incubators helped to generate continued strong international sales growth. Even more encouraging is our recent increase in order intake-up 21.4% and 10.8%, respectively, for the third quarter and nine-months from the comparable year-ago periods."

To be added to New Brunswick Scientific's e-mail distribution list, please click on the link below:

HTTP://WWW.CLEARPERSPECTIVEGROUP.COM/CLEARSITE/NBSC/EMAILOPTIN.HTML
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ABOUT NEW BRUNSWICK SCIENTIFIC
New Brunswick Scientific Co., Inc., is a leading global provider of a comprehensive line of research equipment and scientific instrumentation for use in the life science industry. The Company's products are used in the creation, maintenance and control of physical and biochemical environments required for the growth, detection and storage of microorganisms for medical, biological and chemical applications, as well as environmental research and commercial product development. NBS is a forerunner in the research and development of pioneering equipment to meet the challenges of new areas of advancement in life science. Established in 1946, New Brunswick Scientific is headquartered in Edison, New Jersey, with sales and distribution facilities strategically located in the United States, Europe and Asia. For more information, please visit www.nbsc.com
                                                                    ------------
..


This document contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by words such as "expects," "anticipates," "intends," "plans," "believes," "seeks," "estimates," "will" or words of similar meaning and include, but are not limited to, statements about the expected future business and financial performance of the Company. The forward-looking statements involve a number of risks and uncertainties, including but not limited to, changes in economic conditions, demand for the Company's products, pricing pressures, intense competition in the industries in which the Company operates, the need for the Company to keep pace with technological developments and respond in a timely manner to changes in customer needs, the Company's dependence on third-party suppliers, the effect on foreign sales of currency fluctuations, acceptance of new products, the labor relations of the Company and its customers and other factors identified in the Company's Securities and Exchange Commission filings. Forward-looking statements are based on management's current expectations and assumptions, which are inherently subject to uncertainties, risks and changes in circumstances that are difficult to predict. Actual outcomes and results may differ materially from these expectations and assumptions due to changes in global political, economic, business, competitive, market, regulatory and other factors. The Company undertakes no obligation to publicly update or review any forward-looking information, whether as a result of new information, future developments or otherwise.



                            -FINANCIAL TABLES FOLLOW-

                                      # # #

              NEW BRUNSWICK SCIENTIFIC CO., INC., AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                    (In thousands, except per-share amounts)
                                   (Unaudited)



                                                     THREE MONTHS ENDED    NINE MONTHS ENDED
                                                     OCT. 1, 2005          OCT. 2, 2004         OCT. 1, 2005    OCT. 2, 2004
                                                     --------------------  -------------------  --------------  --------------
                                                                           Restated(1)                          Restated(1)
Net sales                                            $            16,137   $           15,192   $      47,425   $      44,719
Operating costs and expenses:
  Cost of sales                                                    9,352                9,223          28,425          26,797
  Selling, general and administrative
       expenses                                                    4,279                4,540          13,402          13,243
  Research, development and
engineering expenses                                               1,170                  902           3,546           2,778
                                                     --------------------  -------------------  --------------  --------------

                                                                                                                       42,818
                                                                                                                --------------
Total operating costs and expenses                                14,801               14,665          45,373
                                                     --------------------  -------------------  --------------
Income from operations                                             1,336                  527           2,052           1,901
Other income (expense):
  Interest income                                                     69                   22             180              57
  Interest expense                                                   (86)                (173)           (267)           (328)
  Other, net                                                          34                   (1)             55             (70)
                                                     --------------------  -------------------  --------------  --------------
                                                                                                                         (341)
                                                                                                                --------------
                                                                      17                 (152)            (32)
                                                     --------------------  -------------------  --------------
Income before income tax expense                                   1,353                  375           2,020           1,560
Income tax expense                                                   520                  146             776             619
                                                     --------------------  -------------------  --------------  --------------
Net income                                           $               833   $              229   $       1,244   $         941
                                                     ====================  ===================  ==============  ==============
Basic income per share                               $              0.09   $             0.03   $        0.14   $        0.11
                                                     ====================  ===================  ==============  ==============
Diluted income per share                             $              0.09   $             0.03   $        0.14   $        0.11
                                                     ====================  ===================  ==============  ==============


Basic weighted average number of shares outstanding                8,996                8,768           8,945           8,709
                                                     ====================  ===================  ==============  ==============
Diluted weighted average number of
 shares outstanding                                                9,048                8,899           9,003           8,857
                                                     ====================  ===================  ==============  ==============





                    SELECTED CONSOLIDATED BALANCE SHEET ITEMS
                             (Dollars in thousands)

(Unaudited)


                                             OCTOBER 1, 2005   DECEMBER 31,  2004
                                             ----------------  -------------------
Cash and cash equivalents                    $         11,171  $            10,846
Accounts receivable, net                                9,672               11,332
Inventories                                            14,135               12,139
Property, plant and equipment, net                      6,010                6,495
Total assets                                           53,622               53,795
Accounts payable and accrued expenses                   8,868                7,592
Long-term debt, net of current installments             5,438                6,022
Shareholders' equity                                   35,952               35,955
Working capital                                        27,117               27,198
Current ratio                                        3.6 to 1            3.9  to 1



(1)RESTATEMENT OF CONSOLIDATED FINANCIAL STATEMENTS: ON MARCH 21, 2005, THE COMPANY ANNOUNCED THAT CERTAIN OF ITS HISTORICAL FINANCIAL STATEMENTS REQUIRED RESTATEMENT BECAUSE OF A MISAPPLICATION OF STATEMENT NO. 133 "ACCOUNTING FOR DERIVATIVE INSTRUMENTS AND HEDGING ACTIVITIES" (SFAS NO. 133) AS IT APPLIES TO THREE INTEREST RATE SWAPS THAT WERE ENTERED INTO IN 1999 AND 2004 TO FIX THE INTEREST RATES ON VARIABLE RATE DEBT INCURRED PRIMARILY FOR ACQUISITIONS IN 1999 AND 2003. THE REQUIRED CHANGES AFFECTED THE PREVIOUSLY FILED FINANCIAL
STATEMENTS FOR THE YEARS ENDED DECEMBER 31, 2001, 2002 AND 2003 AS WELL AS FOR THE 2003 QUARTERS AND THE 2004 QUARTERS THROUGH OCTOBER 2, 2004. THE RESTATEMENT DID NOT AFFECT THE COMPANY'S REPORTED CASH AND CASH EQUIVALENTS OR INCOME (LOSS) FROM OPERATIONS IN ANY OF THE ABOVE PERIODS.